Exhibit Index

Exhibit No	Description

32.1	Certification of the Company’s Chief Executive Officer relating to the financial statements attached as a part of the Second Quarter Interim Report for 2003 to Shareholders, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of the Company’s Chief Financial Officer relating to the financial statements attached as a part of the Second Quarter Interim Report for 2003 to Shareholders, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002